Exhibit 99.1

NeoPhotonics Reports Fourth Quarter and Annual 2013 Financial Results and Updated Outlook for First Quarter 2014

•	Quarterly Revenue of $74.4 million

•	Fourth Quarter 2013-over-Fourth Quarter 2012 Revenue Growth of 20%

•	Record Annual Revenue of $282.2 million

•	Year-over-Year Revenue Growth of 15%

SAN JOSE, CA – May 19, 2014 – NeoPhotonics Corporation (NYSE: NPTN), a leading designer and manufacturer of photonic integrated circuits, or PIC, based optoelectronic modules and subsystems for bandwidth-intensive, high speed communications networks, today announced financial results for its fourth quarter and year ended December 31, 2013.

“We are pleased to note the growing momentum behind global 100G deployments, notably in China and in North America, and we are confident that our new 100G products, coupled with our recent 100G capacity expansion, will put us in a strong position to benefit from this coming wave of 100G adoption,” said Tim Jenks, Chairman and CEO of NeoPhotonics. “Our recent product introductions span both line side and data center applications and include next generation, smaller, lower power lasers, transmitters and receivers for 100G coherent transmission, 100G CFP2 transceivers for use in data centers and 100G semiconductor laser arrays as well as drivers for modulators and lasers,” he concluded.

Fourth Quarter Summary

Following is a summary of certain key financial measures for the fourth quarter of 2013.

•	Revenue was $74.4 million, a decrease of $2.4 million, or 3%, from the third quarter of 2013 and up $12.4 million, or 20%, from the fourth quarter of 2012.

•	Gross margin was 26.4%, up from 23.7% in the third quarter of 2013, and up from 22.7% in the fourth quarter of 2012.

•	Non-GAAP gross margin was 27.5%, flat with 27.5% in the third quarter of 2013 and up from 24.5% in the fourth quarter of 2012.

•	Net loss was $4.5 million, a decrease from a net loss of $9.4 million in the third quarter of 2013 and up from a net loss of $3.0 million in the fourth quarter of 2012.

•	Non-GAAP net loss was $1.8 million, a decrease from a net loss of $3.2 million in the third quarter of 2013 and up from a net loss of $0.2 million in the fourth quarter of 2012.

•	Diluted net loss per share was $0.14, a decrease from a diluted net loss per share of $0.30 in the third quarter of 2013 and up from a diluted net loss per share of $0.10 in the fourth quarter of 2012.

•	Non-GAAP diluted net loss per share was $0.06, a decrease from a diluted net loss per share of $0.10 in the third quarter of 2013 and up from a diluted net loss per share of $0.01 in the fourth quarter of 2012.

•	Adjusted EBITDA was $3.0 million, an increase from $1.9 million in the third quarter of 2013 and down from $3.4 million in the fourth quarter of 2012.

At December 31, 2013, combined cash, cash equivalents and short-term investments was $75.0 million, up from $70.6 million at September 30, 2013. Combined notes payable and debt was $44.2 million at December 31, 2013, which is down from $44.9 million at September 30, 2013.

Annual Summary

Following is a summary of certain key financial measures for 2013.

•	Revenue was $282.2 million, an increase of $36.8 million, or 15%, from $245.4 million in 2012.

•	Gross margin was 23.1%, down from 25.0 % in 2012.

•	Non-GAAP gross margin was 26.0%, down from 27.0% in 2012.

•	Net loss was $34.3 million, an increase from a net loss of $17.5 million in 2012.

•	Non-GAAP net loss was $14.2 million, an increase from a net loss of $4.5 million in 2012.

•	Diluted net loss per share was $1.11, an increase from a diluted net loss per share of $0.62 in 2012.

•	Non-GAAP diluted net loss per share was $0.46, an increase from a diluted net loss per share of $0.16 in 2012.

•	Adjusted EBITDA was $4.4 million, a decrease from $9.5 million in 2012.

Non-GAAP and Adjusted EBITDA measures vs. GAAP Financial Measures

Our Non-GAAP and Adjusted EBITDA measures exclude certain GAAP financial measures, and a reconciliation of the Non-GAAP and Adjusted EBITDA financial measures to the most directly comparable GAAP financial measures is provided in the financial schedules portion at the end of this press release.

Updated Outlook for the First Quarter of 2014 Ending March 31, 2014

The Company’s updated outlook for the first quarter of 2014 is:

•	Revenue in the range of $67.5 million to $68.5 million versus the Company’s prior outlook range (announced in April 2014) of $67 to $69 million;

•	Non-GAAP gross margin in the range of 20% to 23%; and

•	Diluted net loss per share in the range of $0.38 to $0.42, and on a Non-GAAP basis in the range of a net loss of $0.28 to $0.32 per diluted share

The Company did not provide expectations previously on Non-GAAP gross margin, on diluted net loss per share, or on diluted Non-GAAP net loss per share.

The Non-GAAP outlook for the first quarter of 2014 excludes approximately $3.2 million of combined expenses related to the expected amortization of intangibles and anticipated impact of stock-based compensation. Of these expenses, $1.2 million is estimated to relate to cost of goods sold.

Outlook for the Quarter Ending June 30, 2014

The Company’s outlook for the second quarter of 2014 is:

•	Revenue in the range of $73 million to $78 million; and

•	Non-GAAP gross margin in the range of 20% to 25%.

Conference Call

The Company will host a conference call today, May 19, 2014, at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time). President and Chief Executive Officer, Tim Jenks, and Chief Financial Officer, Ray Wallin, will present an overview of the 2013 fourth quarter and annual financial results, discuss current business conditions, and respond to questions. The call will be available, live, to interested parties by dialing +1 (888) 417-8533. For international callers, please dial +1 (719) 325-2494. The Conference ID number is 2076202. A live webcast will also be available in the Investors Relations section of NeoPhotonics website at: www.neophotonics.com.

A replay of the webcast will be available in the Investor Relations section of the Company’s web site approximately two hours after the conclusion of the call and remain available for approximately 30 calendar days.

About NeoPhotonics

NeoPhotonics is a leading designer and manufacturer of photonic integrated circuits, or PIC, based optoelectronic modules and subsystems for bandwidth-intensive, high-speed communications networks. The Company’s products enable cost-effective, high-speed data transmission and efficient allocation of bandwidth over communications networks. NeoPhotonics maintains headquarters in San Jose, California and ISO 9001:2000 certified engineering and manufacturing facilities in Silicon Valley (USA), Japan and China. For additional information, visit www.neophotonics.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

This press release includes statements that qualify as forward-looking statements under the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements about the following topics: future financial results, and the nature and extent of macro-economic and industry trends. Forward-looking statements are subject to certain risks and uncertainties that could cause the actual results to differ materially. Those risks and uncertainties include, but are not limited to, such factors as: possible reduction in or volatility of customer orders or delays in shipments of products to customers; subsequent events, timing of customer drawdowns of vendor-managed inventory; possible disruptions in the supply chain or in demand for the Company’s products due to industry developments, the ability of the Company’s vendors and subcontractors to supply or manufacture the Company’s products in a timely manner; economic conditions or natural disasters; volatility in utilization of manufacturing operations and other manufacturing costs; reductions in the Company’s rate of new design wins, and/or the rate at which design wins go into production, and the rate of customer acceptance of new product introductions; the Company’s reliance on a small number of customers for a substantial portion of its revenues; potential pricing pressure that may arise from changing supply or demand conditions in the industry; the impact of any previous or future acquisitions; challenges involving integration of acquired businesses and utilization of acquired technology, the New York Stock Exchange may initiate delisting proceedings, which would result in the Company’s common stock being delisted by the Exchange; market adoption, revenue growth and margins of acquired products; changes in demand for the Company’s products; the impact of competitive products and pricing and alternative technological advances; the accuracy of estimates used to prepare the Company’s financial statements and forecasts; the timely and successful development and market acceptance of new products and upgrades to existing products; the difficulty of predicting future cash needs; the nature of other investment opportunities available to the Company from time to time; the Company’s operating cash flow, changes in economic and industry projections; a decline in general conditions in the telecommunications equipment industry or the world economy generally; and the effects of seasonality. For further discussion of these risks and uncertainties, please refer to the documents the Company files with the SEC from time to time, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 and the Company’s Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2013. All forward-looking statements are made as of the date of this press release, and the Company disclaims any duty to update such statements.

© 2014 NeoPhotonics Corporation. All rights reserved. NeoPhotonics and the red dot logo are trademarks of NeoPhotonics Corporation. All other marks are the property of their respective owners.

Contacts:

Clyde R. Wallin, Chief Financial Officer

NeoPhotonics Corporation

+1-408-895-6020

ray.wallin@neophotonics.com

Erica Mannion, Investor Relations

Sapphire Investor Relations, LLC

+1-415-471-2700

ir@neophotonics.com

NeoPhotonics Corporation

Condensed Consolidated Balance Sheets (Unaudited)

(In thousands)

	As of
	Dec. 31, 2013	Sep 30, 2013	Dec. 31, 2012
ASSETS
Current assets:
Cash, cash equivalents and short-term investments	$75,017	$70,564	$101,241
Accounts receivable, net	64,533	78,898	70,354
Inventories	64,908	63,687	43,793
Prepaid expenses and other current assets	12,115	10,285	10,256

Total current assets	216,573	223,434	225,644
Property, plant and equipment, net	68,851	70,818	54,440
Purchased intangible assets, net	15,005	16,309	14,213
Other long-term assets	1,798	1,836	1,335

Total assets	$302,227	$312,397	$295,632

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$72,212	$78,879	$56,267
Notes payable	9,738	7,954	12,003
Current portion of long-term debt	10,325	10,570	5,000

Total current liabilities	92,275	97,403	73,270
Long-term debt, net of current portion	24,150	26,390	17,167
Other noncurrent liabilities	8,991	8,772	2,515

Total liabilities	125,416	132,565	92,952

Stockholders’ equity:
Common stock	79	78	76
Additional paid-in capital	447,467	444,552	438,858
Accumulated other comprehensive income	11,687	13,172	11,829
Accumulated deficit	(282,422)	(277,970)	(248,083)

Total stockholders’ equity	176,811	179,832	202,680

Total liabilities and stockholders’ equity	$302,227	$312,397	$295,632

NeoPhotonics Corporation

Consolidated Statements of Operations (Unaudited)

(In thousands, except percentages, share and per share data)

	Three Months Ended			Year Ended
	Dec. 31, 2013	Sep. 30, 2013	Dec. 31, 2012	Dec. 31, 2013	Dec. 31, 2012
Revenue	$74,375	$76,814	$62,023	$282,242	$245,423
Cost of goods sold (1)	54,739	58,635	47,973	217,069	184,163

Gross profit	19,636	18,179	14,050	65,173	61,260
	26.4%	23.7%	22.7%	23.1%	25.0%
Operating expenses:
Research and development (1)	12,832	12,227	8,535	45,853	38,288
Sales and marketing (1)	3,727	3,580	3,458	14,242	13,241
General and administrative (1)	8,159	8,905	4,814	30,012	24,361
Adjustment to fair value of contingent consideration	—	1,026	(308)	1,026	(554)
Amortization of purchased intangible assets	404	381	320	1,532	1,316
Restructuring charges	—	450	(91)	775	68
Acquisition- related transaction costs	89	126	537	5,406	1,447

Total operating expenses	25,211	26,695	17,265	98,846	78,167

Loss from operations	(5,575)	(8,516)	(3,215)	(33,673)	(16,907)

Interest income	79	66	168	348	592
Interest expense	(240)	(251)	(134)	(996)	(568)
Other income (expense), net	1,618	115	696	1,186	575

Total interest and other income (expense), net	1,457	(70)	730	538	599

Loss before income taxes	(4,118)	(8,586)	(2,485)	(33,135)	(16,308)
Provision for income taxes	(334)	(777)	(476)	(1,204)	(1,364)

Loss from continuing operations	(4,452)	(9,363)	(2,961)	(34,339)	(17,672)
Income (loss) from discontinued operations, net of tax	—	—	(28)	—	142

Net loss	(4,452)	(9,363)	(2,989)	(34,339)	(17,530)

Basic and diluted net loss per share:
Continuing operations	$(0.14)	$(0.30)	$(0.10)	$(1.11)	$(0.62)

Discontinued operations	$—	$—	$—	$—	$—

Net loss	$(0.14)	$(0.30)	$(0.10)	$(1.11)	$(0.62)

Weighted averages shares used to compute net loss per share:
Basic	31,450,916	31,184,958	30,414,735	31,000,325	28,529,849

Diluted	31,450,916	31,184,958	30,414,735	31,000,325	28,529,849

(1) Includes stock-based compensation expense as follows for the periods presented:
Cost of goods sold	$79	$471	$247	$924	$800
Research and development	625	417	476	2,060	1,744
Sales and marketing	332	253	278	1,167	934
General and administrative	435	449	341	1,585	1,299

Total stock-based compensation expense	$1,471	$1,590	$1,342	$5,736	$4,777

NeoPhotonics Corporation

Reconciliation of Consolidated GAAP Financial Measures to Non-GAAP Financial Measures (Unaudited)

(In thousands, except percentages, share and per share data)

	Three Months Ended			Year Ended
	Dec. 31, 2013	Sep. 30, 2013	Dec. 31, 2012	Dec. 31, 2013	Dec. 31, 2012
NON-GAAP GROSS PROFIT:
GAAP gross profit	$19,636	$18,179	$14,050	$65,173	$61,260
Stock-based compensation expense	79	471	247	924	800
Amortization of purchased intangible assets	605	738	642	2,543	2,472
Amortization of acquisition-related fixed asset step-up	208	188	225	1,120	1,512
Amortization of acquisition-related inventory step-up	(176)	928	—	2,897	—
Acquisition-related retention costs	—	—	50	—	148
Restructuring charges	71	628	—	699	—

Non-GAAP gross profit	$20,423	$21,132	$15,214	$73,356	$66,192

Non-GAAP gross margin (% of revenue)	27.5%	27.5%	24.5%	26.0%	27.0%

NON-GAAP LOSS FROM CONTINUING OPERATIONS:
GAAP loss from continuing operations	$(4,452)	$(9,363)	$(2,961)	$(34,339)	$(17,672)
Stock-based compensation expense	1,471	1,590	1,342	5,736	4,777
Amortization of purchased intangible assets	1,009	1,119	963	4,041	3,788
Amortization of acquisition-related fixed asset step-up	315	302	356	1,588	2,480
Amortization of acquisition-related inventory step-up	(176)	928	—	2,897	—
Acquisition-related retention costs	—	—	92	—	1,201
Acquisition-related transaction costs	89	126	537	5,406	1,447
Restructuring charges	71	1,077	(91)	1,474	68
Fair value adjustment to contingent consideration	—	1,026	(308)	1,026	(554)
Income tax effect of Non-GAAP adjustments	(170)	(39)	(56)	(2,041)	(202)

Non-GAAP loss from continuing operations	$(1,843)	$(3,234)	$(126)	$(14,212)	$(4,667)

ADJUSTED EBITDA FROM CONTINUING OPERATIONS:
GAAP loss from continuing operations	$(4,452)	$(9,363)	$(2,961)	$(34,339)	$(17,672)
Stock-based compensation expense	1,471	1,590	1,342	5,736	4,777
Amortization of purchased intangible assets	1,009	1,119	963	4,041	3,788
Amortization of acquisition-related fixed asset step-up	315	302	356	1,588	2,480
Amortization of acquisition-related inventory step-up	(176)	928	—	2,897	—
Acquisition-related retention costs	—	—	92	—	1,201
Acquisition-related transaction costs	89	126	537	5,406	1,447
Restructuring charges	71	1,077	(91)	1,474	68
Fair value adjustment to contingent consideration	—	1,026	(308)	1,026	(554)
Interest (income) expense, net	161	185	(34)	648	(24)
Provision for income taxes	334	777	476	1,204	1,364
Depreciation expense	4,194	4,156	3,095	14,752	12,444

Adjusted EBITDA from continuing operations	$3,016	$1,923	$3,467	$4,433	$9,319

DILUTED LOSS PER SHARE FROM CONTINUING OPERATIONS:
GAAP diluted loss per share from continuing operations	$(0.14)	$(0.30)	$(0.10)	$(1.11)	$(0.62)

Non-GAAP diluted loss per share from continuing operations	$(0.06)	$(0.10)	$(0.00)	$(0.46)	$(0.16)

SHARES USED TO COMPUTE NON-GAAP DILUTED LOSS PER SHARE FROM CONTINUING OPERATIONS:
Shares used to compute GAAP diluted income (loss) per share from continuing operations	31,450,916	31,184,958	30,414,735	31,000,325	28,529,849

Shares used to compute non-GAAP diluted income (loss) per share from continuing operations	31,450,916	31,184,958	30,414,735	31,000,325	28,529,849